EXHIBIT 15

Securities and Exchange Commission

Washington, D.C. 20549

We have made a review of the condensed consolidated financial statements of Superior Uniform Group, Inc. and subsidiary (“the Company”) as of June 30, 2004 and for the three-month and six-month periods ended June 30, 2004, in accordance with standards established by the American Institute of Certified Public Accountants, and issued our report thereon dated July 20, 2004. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of the Company for the quarter ended June 30, 2004 are being incorporated by reference in the Registration Statements on Form S-8 (File No. 333-105906, effective June 6, 2003) and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.

GRANT THORNTON LLP

Tampa, Florida

July 20, 2004